UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2010 (July 1, 2010)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2010, Affinion Group, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary, Affinion Loyalty Acquisition, LLC, a Delaware limited liability company, completed the previously announced acquisition (the “Acquisition”) of Loyalty Travel Agency, L.L.C., a Delaware limited liability company (“LTA”) and Connexions Loyalty Travel Solutions, L.L.C., a Delaware limited liability company (collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company, “CLTS”) pursuant to the membership interests purchase agreement (the “Purchase Agreement”), dated as of May 19, 2010, with Travel Leaders Group, L.L.C., a Delaware limited liability company (“TLG”), Tag Investment Holdings, L.L.C., a Delaware limited liability company (“TAG LLC”), One Equity Partners III, L.P., a Cayman Islands exempted limited partnership (“OEP III”), OEP III Co-Investors, L.P., a Cayman Islands exempted limited partnership (“OEP III Co-Investors”), OEP II Partners Co-Invest, L.P., a Cayman Islands exempted limited partnership (“OEP II” and collectively with OEP III and OEP III Co-Investors, the “OEP Group”) (TLG, TAG LLC and the OEP Group, collectively, the “Sellers”), and OEP III, as Sellers’ representative acting on behalf of Sellers.

Pursuant to the Purchase Agreement and subject to the terms and conditions thereof, Affinion Loyalty Acquisition, LLC (i) purchased from TAG LLC all of the membership interests of LTA and the membership interests of CLTS owned by TAG LLC, which represents approximately 38% of the total outstanding membership interests of LTA and approximately 38% of the total outstanding membership interests of CLTS and (ii) purchased from the OEP Group 100% of the membership interests of OEP TAG Holdings, L.L.C., a Delaware limited liability company, free and clear of all liens, other than certain permitted liens. OEP Tag Holdings, L.L.C. held the remaining approximately 62% of the total outstanding membership interests of each of LTA and CLTS. As a result of the completion of the Acquisition, the Company indirectly owns 100% of the membership interests of each of LTA and CLTS. LTA and CLTS are engaged in the business of providing loyalty rewards travel solutions in North America.

The aggregate purchase price for the Acquisition was $135,000,000 in cash, subject to certain adjustments. The Company provided a guarantee for the full and prompt payment and performance when due of all of the obligations of Affinion Loyalty Acquisition, LLC under the Purchase Agreement and its related agreements. The Company financed the Acquisition with available cash on hand.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, which is being filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in the Current Report on Form 8-K filed by the Company on May 21, 2010, Thomas J. Rusin resigned from his position as President and Chief Executive Officer, North America, of the Company, effective as of June 30, 2010. On June 29, 2010, the Compensation Committees of the Boards of Directors of the Company and Affinion Group Holdings, Inc. (“Holdings”), the parent of the Company, approved the following modifications to Mr. Rusin’s existing compensation arrangements: (i) the acceleration of the vesting of 10,689 Restricted Stock Units awarded to Mr. Rusin under the Affinion Group Holdings, Inc. 2010 Retention Award Program from the originally scheduled vesting date of August 23, 2010 to a new vesting date of June 30, 2010 and (ii) the vesting on October 17, 2010 of Tranche A options to purchase 16,994 shares of common stock of Holdings granted pursuant to the Option Agreement between Holdings and Mr. Rusin dated as of October 17, 2005, notwithstanding Mr. Rusin’s resignation prior to such vesting date.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item with respect to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this item with respect to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

2.1*	Membership Interests Purchase Agreement dated as of May 19, 2010 by and among Affinion Loyalty Acquisition, LLC, Affinion Group, Inc., Travel Leaders Group, L.L.C., Tag Investment Holdings, L.L.C., One Equity Partners III, L.P., OEP III Co-Investors, L.P., OEP II Partners Co-Invest, L.P., and One Equity Partners III, L.P. as representative acting on behalf of Sellers (as defined thereto).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request, subject to the Company’s right to request confidential treatment of any requested schedule. A description of the schedules is set forth on pages v, vi and vii of the Purchase Agreement.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: July 8, 2010	By:	/S/ TODD H. SIEGEL
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

2.1*	Membership Interests Purchase Agreement dated as of May 19, 2010 by and among Affinion Loyalty Acquisition, LLC, Affinion Group, Inc., Travel Leaders Group, L.L.C., Tag Investment Holdings, L.L.C., One Equity Partners III, L.P., OEP III Co-Investors, L.P., OEP II Partners Co-Invest, L.P., and One Equity Partners III, L.P. as representative acting on behalf of Sellers (as defined thereto).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request, subject to the Company’s right to request confidential treatment of any requested schedule. A description of the schedules is set forth on pages v, vi and vii of the Purchase Agreement.